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                                                                  EXHIBIT 10(NN)

                                FIRST USA, INC.
                             ANNUAL INCENTIVE PLAN
                          (As Amended: October 1995)

l. PURPOSE. The annual incentive plan represents a major component of the total cash compensation for management of the Company. It is intended to provide the proper incentive to the executives of the Company to operate the Company in a manner that maximizes the operation and provides the appropriate return to the shareholders. To further these purposes, the Company may grant annual Awards to eligible employees of the Company and its Subsidiaries according to the terms and subject to the conditions stated in this Plan.

2. ELIGIBILITY AND PARTICIPATION. (a) Participants shall consist of active, full-time officer (or equivalent) employees of the Company and its Subsidiaries who meet the participation criteria established by the Committee and are eligible to participate in the Plan under the terms and conditions thereof.

(b) If a Participant ceases to be employed by the Company and any relevant Subsidiaries prior to the Payment Date for any Plan Year, then the Participant's participation in the Plan shall terminate forthwith and such Participant will not be eligible to receive an Award for such Plan Year, except as otherwise provided in this Section.

(c) If prior to June 30th of any Plan Year (i) a Participant who has completed during such Plan Year at least three (3) months full-time active service ceases to be employed by the Company and any relevant Subsidiaries by reason of death, disability or retirement or (ii) a Participant transfers to a position with the Company or any Subsidiary in which (s)he is no longer eligible to participate in the Plan, the Participant will receive only that portion of the Award that (s)he would otherwise have been entitled to receive for such Plan Year determined by multiplying the amount of such Award by a fraction, the numerator of which is the number of days of the Participant's active service during such Plan Year through the date of his termination or transfer and the denominator of which is
365. In the event a Participant ceases to be employed by the Company and any relevant Subsidiaries by reason of death, the Committee or its designee may elect to pay such pro rata Award to the Participant's estate prior to the end of the Plan Year based on an estimate of the Company's performance for such Plan Year.

(d) If the effective commencement date of participation in the Plan for a Participant is after July l but prior to April l of a Plan Year, the Participant will be entitled to receive only that portion of the Award that he would have otherwise been entitled to receive for such Plan Year determined by multiplying the amount of such Award by a fraction, the numerator of which is the number of days of the Participant's active service during such Plan Year and the denominator of which is 365. No Participant whose effective date of participation is after April l of a Plan Year may receive an Award for such Plan Year.

(e) Any employee who is eligible to participate in any other annual or sales incentive plan of the Company or its Subsidiaries will not be eligible to participate in the Plan unless the Committee determines otherwise.
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(f) Information concerning the amount of a Participant'1s Target Incentive and
Award, if any, under the Plan shall be made available to such Participant in such a manner as the Committee shall determine.

3. PERFORMANCE MEASURES. The performance measures may change from time to time but will generally be based on:

      l.  Earnings and earnings growth
      2.  Return on assets
      3.  Return on equity
      4.  Quality of earnings
      5.  Quality of assets
      6.  Balance sheet management  1

In analyzing performance, the Board will consider the economic environment, performance comparisons against competitors, quality of earnings, the balance between short term and long term objectives and the safety and soundness of the company.

4. ADMINISTRATION OF THE PLAN. (a) The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"), which may delegate to the CEO or senior Human Resources Officer such administrative functions as the Committee considers appropriate; provided, however, that the CEO shall have primary authority under this Plan to make all decisions relating to allocations of discretionary awards.

(b) The Committee shall have full authority and discretion to administer the Plan, including without limitation the power to (i) adopt, suspend or modify the Plan procedures, (ii) establish the eligibility criteria for participation in the Plan, (iii) determine for each Plan Year the criteria for calculating Awards and the Award Pool for such Plan Year, and (iv) recommend to the Board the Award to made to the CEO and President.

(c) The Committee may in its sole discretion, during or after any Plan Year, increase or decrease the amount of any Plan Target for that Plan Year to reflect
(i) extraordinary, unusual or non-recurring items or events or (ii) material differences between any significant assumptions used by the Committee in modifying a Plan Target and actual events or conditions experienced during the Plan Year.

5. AWARD POOL AND INCENTIVE OPPORTUNITIES. The Award Pool Maximum is the sum of the individual maximum awards for each plan Participant. Each Participant's payout is based on a percentage of base compensation and the range is as follows:

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


                                                           Annual Incentive Award Ranges
----------------------------------------------------------------------------------------------------------------
Position/Level                              Threshold                   Target                   Maximum/1/
----------------------------------------------------------------------------------------------------------------
Chairman & CEO; First USA, Inc.             30%                         60%                      125%
----------------------------------------------------------------------------------------------------------------
President; First USA, Inc.                  30%                         60%                      125%
----------------------------------------------------------------------------------------------------------------
-President; First USA Bank                  25%                         50%                      100%
-CEO; Merchant Services
-Vice Chairman; First USA, Inc.
-EVP; Credit Policy & Marketing
-Other equivalent or similarly
  situated positions
----------------------------------------------------------------------------------------------------------------
Executive Vice President or                 20%                         40%                      75%
Equivalent Title
----------------------------------------------------------------------------------------------------------------
Senior Vice President                       20%                         40%                      50%
----------------------------------------------------------------------------------------------------------------
Vice President                              20%                         30%                      40%
----------------------------------------------------------------------------------------------------------------
Other Officers                              Discretionary               Discretionary            30%
----------------------------------------------------------------------------------------------------------------

   (1) Special Purpose Awards. At the discretion of the Board, awards can be granted to executives that are above the maximums. This type of payout is intended to allow the Board greater flexibility if circumstances warrant special consideration due to exceptional performance.

6. AWARD DETERMINATION. The company will determine the appropriate range of payout at the end of the fiscal year based on the company's performance as follows:

       l.    Threshold  --satisfactory performance and returns
       2.    Target     --performance superior to industry averages
       3.    Maximum    --exceptional performance relative to competitors and
                          prior year

7. INDIVIDUAL PERFORMANCE. Individual performance will determine the amount of payout up to the maximum percentage determined by the Board. Awards will not be given to individuals with poor performance.

8. PAYMENT OF AWARDS. (a) The Company shall pay each Participant any award that such Participant is entitled to receive for a given Plan Year as soon as administratively possible after Board approval (or the Payment Date); provided that such Participant must be actively employed by the Company or a Subsidiary or on an approved leave of absence on the Payment Date of such Plan Year, except as otherwise provided herein.

(b) Awards shall be paid in cash, or can be deferred (by Participants) to future dates with interest in accordance with Company provided investment alternatives.

9. AWARD CONFERS NO RIGHT OF EMPLOYMENT. No employee or other person, shall have any right or claim to any Award under the Plan except in accordance with the provisions of the Plan. The Plan shall not be construed as creating any contract of employment or otherwise conferring upon any Employee any legal right to continuation of employment nor as limiting or qualifying the right to the Company and its Subsidiaries to discharge any Employee

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without regard to the effect that such discharge might have upon such Employee's rights under the Plan.

10. AMENDMENTS. The Plan may be amended or terminated by the Board in any respect except that no amendment may be made which would adversely affect the rights of a Participant under an Award granted and outstanding prior to the date such amendment is adopted.

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